
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-28-1996<F1>
<PERIOD-START>                             DEC-31-1995
<PERIOD-END>                               DEC-28-1996
<CASH>                                           4,064
<SECURITIES>                                         0
<RECEIVABLES>                                   25,794
<ALLOWANCES>                                         0
<INVENTORY>                                     33,625
<CURRENT-ASSETS>                                64,075
<PP&E>                                          67,936
<DEPRECIATION>                                   5,841
<TOTAL-ASSETS>                                 240,737
<CURRENT-LIABILITIES>                           38,885
<BONDS>                                        123,440
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     35,000
<COMMON>                                         9,178
<OTHER-SE>                                       5,655
<TOTAL-LIABILITY-AND-EQUITY>                   240,737
<SALES>                                        220,914
<TOTAL-REVENUES>                               220,914
<CGS>                                          173,563
<TOTAL-COSTS>                                  173,563
<OTHER-EXPENSES>                                15,185
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              10,209
<INCOME-PRETAX>                                 21,957
<INCOME-TAX>                                     9,055
<INCOME-CONTINUING>                             16,709
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    16,709
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>The results of operations for the year ended December 28, 1996 represent the combined results of Clark-Schwebel Holdings, Inc. ("Company") for the period of April 18, 1996 through December 28, 1996 (successor company) and the results of Fort Mill A, Inc. for the period of December 31, 1995 through April 17, 1996 (predecessor company). A change in ownership resulted from a leveraged buyout on April 17, 1996, and the transaction resulted in a new basis of accounting for the Company. Therefore, the results of operations for year ended
December 28, 1996 are not fully comparable to preceding reporting periods. This schedule contains summary financial information from the Company's financial statements and is qualified in its entirety by reference to such financial statements.

